Exhibit 99.1

Contact:     Walt Standish, President and Chief Executive Officer

                  843.916.7813

                  Gary Austin, Executive Vice President and Chief Financial Officer

                  843.916.7806

Myrtle Beach, SC, February 29, 2008 – Beach First National Bancshares, Inc. is correcting its unaudited 2007 year end results announced on January 28, 2008. Net income for the year ended December 31, 2007 was $5,876,630, rather than $6,262,195 as previously reported. The correction is solely attributable to a revision to reflect the proper tax treatment of deductions relating to the exercise of 75,675 stock options.

During the Company’s review process for the preparation of the Annual Report and Form 10-K with the SEC, the Company reconsidered the accounting treatment relating to the proper tax treatment of deductions relating to stock options and determined that the tax benefit relating to the stock options should not be recorded as part of current earnings but instead should be recorded as an adjustment to shareholders' equity. This change resulted in an increase in income tax expense and a reduction in net income of $385,565, but has no effect on the Company's shareholders' equity.

As corrected, the Company's net income for the year ended December 31, 2007 decreased 5.15 percent, totaling $5,876,630, or $1.18 per diluted share, when compared to the $6,195,728, or $1.27 per diluted share, reported for the year ended December 31, 2006. While the Company's loans increased 24%, its net interest margin declined to 4.20% in 2007 from 4.62% in 2006. The slower net interest income growth and the increase in noninterest expense contributed to the decline in current year’s earnings.

The Company expects market conditions to remain unsettled in 2008, but believes it is well positioned to handle the challenges. Walt Standish, president and chief executive officer of the Company, stated, "During the first quarter of 2008, we expect to open our seventh location, a branch at 73rd Avenue North in Myrtle Beach. We are also investing in technology we believe will help make banking easier for our customers, and we are building brand awareness of the bank in the markets we serve. We believe we will be well prepared to handle the challenges of 2008 and will be poised to take advantage of opportunities as economic conditions improve.”

Additional Year-End Highlights

Total assets grew to $606.0 million, which represents an increase of 16.5 percent from December 31, 2006. Total loans grew to $509.9 million, a 24.0 percent increase over the December 31, 2006 figure. Total deposits grew to $464.2 million, an increase of 11.5 percent from December 31, 2006.

Return on average equity was 12.01 percent for the year ended December 31, 2007, compared to 14.53 percent for the year ended December 31, 2006. Return on average assets was 1.04 percent for the year ended December 31, 2007, compared to 1.33 percent for the same period a year ago. The net interest margin stood at 4.20 percent at December 31, 2007, compared to 4.62 percent at December 31, 2006. Book value per share was $10.85 per share at December 31, 2007, compared to $9.53 per share at December 31, 2006.

Beach First Announces Year-End Results                               P. 2

Beach First operates six banking locations in Myrtle Beach, Surfside Beach, North Myrtle Beach, Pawleys Island, and Hilton Head Island, South Carolina. Beach First offers a full line of banking products and services, including NetTeller internet banking. A seventh location is scheduled to open during the second quarter of 2008 at 7202 North Kings Highway in Myrtle Beach. The bank’s mortgage lending division operates eight mortgage offices in the Carolinas and mid-Atlantic states. The company’s stock trades on the NASDAQ Global Market under the symbol BFNB and the website is beachfirst.com.

Certain statements in this news release contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future plans and expectations, and are thus prospective. Such forward-looking statements are subject to risks, uncertainties, and other factors, such as a downturn in the economy, greater than expected noninterest expenses, excessive loan losses, regulatory actions or changes and other factors, which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. For a more detailed description of factors that could cause or contribute to such differences, please see our Annual Report on Form 10-K and other filings with the Securities and Exchange Commission.

Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized. The inclusion of this forward-looking information should not be construed as a representation by our company or any person that the future events, plans, or expectations contemplated by our company will be achieved. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Beach First National Bancshares, Inc. and Subsidiaries
Myrtle Beach, South Carolina
Consolidated Balance Sheets (Unaudited)

	December 31,
	2007	2006
Assets
Cash and due from banks	$4,992,634	$5,198,945
Federal funds sold and short term investments	566,044	14,010,667
Investment securities	65,677,993	68,474,531
Loans, net	496,496,900	392,848,582
Mortgage loans held for sale	6,475,619	12,478,222
Federal Reserve Bank stock	984,000	984,000
Federal Home Loan Bank stock	3,395,300	2,475,600
Property and equipment, net	15,746,143	14,344,330
Cash value of life insurance	3,554,807	3,424,586
Investment in BFNB Trusts	310,000	310,000
Other assets	7,788,978	5,651,876

Total assets	$605,988,418	$520,201,339

Liabilities and shareholders’ equity
Liabilities
Deposits
Non-interesting bearing	$33,138,936	$37,194,469
Interest bearing	431,059,409	379,162,660

Total deposits	464,198,345	416,357,129
Advances from Federal Home Loan Bank	55,000,000	37,500,000
Federal funds purchased and other borrowings	18,288,148	7,209,820
Junior subordinated debentures	10,310,000	10,310,000
Other liabilities	5,613,875	3,364,811

Total liabilities	553,410,368	474,741,760

Commitments and contingencies

Shareholders’ equity
Common stock, $1 par value, 10,000,000 shares authorized,
4,845,018 shares issued and outstanding at December 31, 2007
and 4,768,413 at December 31, 2006	4,845,018	4,768,413
Paid-in capital	29,494,912	28,657,576
Retained earnings	18,583,425	12,706,795
Accumulated other comprehensive loss	(345,305)	(673,205)

Total shareholders’ equity	52,578,050	45,459,579

Total liabilities and shareholders’ equity	$605,988,418	$520,201,339

Beach First National Bancshares, Inc. and Subsidiaries
Myrtle Beach, South Carolina
Consolidated Statements of Income (Unaudited)

	For the years ended December 31,
	2007	2006	2005
Interest income
Loans and fees on loans	$41,064,557	$33,091,838	$18,938,675
Investment securities	3,698,507	2,886,528	1,838,313
Federal funds sold and short term investments	319,985	485,515	127,961
Other	23,970	22,929	15,682

Total interest income	45,107,019	36,486,810	20,920,631

Interest expense
Deposits	18,802,056	13,711,212	5,912,891
Advances from FHLB, federal funds purchased and other borrowings	2,877,462	1,546,286	747,209
Junior subordinated debentures	802,455	771,740	528,812

Total interest expense	22,481,973	16,029,238	7,188,912
Net interest income	22,625,046	20,457,572	13,731,719
Provision for loan losses	2,045,600	2,174,400	2,184,000

Net interest income after provision for loan losses	20,579,446	18,283,172	11,547,719

Noninterest income
Service fees on deposit accounts	568,760	514,285	549,689
Mortgage production related income	4,911,705	2,136,250	249,757
Merchant income	665,811	164,229	17,806
Gain (loss) on sale of investment securities	7,904	(57,276)	(3,935)
Income from cash value life insurance	152,086	143,717	89,809
Gain (loss) on sale of fixed assets	6,324	583,011	142
Other income	1,265,194	453,145	214,609

Total noninterest income	7,577,784	3,937,361	1,117,877

Noninterest expenses
Salaries and wages	7,760,272	6,018,633	3,371,922
Employee benefits	1,646,093	1,138,653	675,496
Supplies and printing	199,977	126,705	101,889
Advertising and public relations	615,552	387,056	295,509
Professional fees	725,122	311,627	327,130
Depreciation and amortization	1,060,255	518,551	539,406
Occupancy	1,719,491	1,065,091	724,313
Data processing fees	748,446	547,747	455,646
Mortgage production related expense	1,153,246	258,277	-
Merchant processing	623,947	167,866	-
Other operating expenses	2,680,943	1,982,463	1,053,867

Total noninterest expenses	18,933,344	12,522,669	7,545,178

Income before income taxes	9,223,886	9,697,864	5,120,418
Income tax expense	3,347,256	3,502,136	1,760,775

Net income	$5,876,630	$6,195,728	$3,359,643

Basic net income per common share	$1.22	$1.30	$0.85

Diluted net income per common share	$1.18	$1.27	$0.83

Weighted average common shares outstanding:
Basic	4,817,911	4,764,072	3,975,864

Diluted	4,977,097	4,874,562	4,059,865

Beach First National Bancshares, Inc. and Subsidiaries
Myrtle Beach, South Carolina
Consolidated Statements of Income (Unaudited)

	For the Three Months ended
	December 31,
	2007	2006
Interest income
Loans and fees on loans	$10,469,876	$9,656,861
Investment securities	914,919	849,295
Federal funds sold and short term investments	30,818	156,241
Other	6,065	6,013

Total interest income	11,421,678	10,668,410

Interest expense
Deposits	4,821,890	4,208,272
Advances from FHLB and federal funds purchased	738,031	479,355
Junior subordinated debentures	309,305	202,762

Total interest expense	5,869,226	4,890,389
Net interest income	5,552,452	5,778,021
Provision for loan losses	1,094,800	395,800

Net interest income after provision for
loan losses	4,457,652	5,382,221

Noninterest income
Service fees on deposit accounts	141,781	132,674
Mortgage production related income	703,826	1,085,289
Merchant income	148,700	59,442
Gain on sale of investment securities	7,904	-
Income from cash value life insurance	37,936	36,721
Gain on sale of fixed assets	825	-
Other income	245,357	166,434

Total noninterest income	1,286,329	1,480,560

Noninterest expenses
Salaries and wages	1,776,178	1,813,244
Employee benefits	415,890	376,156
Supplies and printing	49,903	37,164
Advertising and public relations	119,585	118,614
Professional fees	269,919	(38,984)
Depreciation and amortization	267,273	152,804
Occupancy	388,034	359,809
Data processing fees	220,328	158,415
Mortgage production related expenses	136,876	187,457
Merchant processing	134,027	56,707
Other operating expenses	715,464	768,701

Total noninterest expenses	4,493,477	3,990,087

Income before income taxes	1,250,504	2,872,694

Income tax expense	506,797	1,041,683

Net income	$743,707	$1,831,011

Basic net income per common share	$0.15	$0.38

Diluted net income per common share	$0.15	$0.38

Weighted average common shares outstanding:
Basic	4,843,182	4,768,413

Diluted	4,958,040	4,879,701

Beach First National Bancshares, Inc. and Subsidiaries
Myrtle Beach, South Carolina
Asset Quality Ratios and Other Data
(Unaudited)

	December 31,	December 31,	December 31,
	2007	2006	2005

Net Income	$5,876,630	$6,195,728	$3,359,643
Average assets	564,196,922	464,599,310	311,887,493
Average equity	48,932,435	42,652,928	29,553,166
Average loans	458,703,105	372,791,961	251,305,542
End of period loans	509,908,135	411,214,857	311,788,722

Return on average assets	1.04%	1.33%	1.08%
Return on average equity	12.01%	14.53%	11.37%

Allowance for loan losses	6,935,616	5,888,052	4,364,287
Net charge-offs	948,036	650,635	241,552
Allowance for loan losses to total loans	1.36%	1.43%	1.40%
Net charge-offs to average total loans	0.21%	0.17%	0.10%

Total non performing loans	2,902,888	1,624,511	1,111,264
Total other real estate owned	15,000	15,000	62,947

Total nonperforming assets	2,917,888	1,639,511	1,174,211
Nonperforming loans as a percent of total loans	0.57%	0.40%	0.36%
Total nonperforming assets as a percent of total assets	0.48%	0.31%	0.29%
Allowance for loan losses to nonperforming loans	238.92%	362.45%	392.73%

Interest rate spread	3.63%	4.06%	4.13%
Net interest margin	4.20%	4.62%	4.60%